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                                                                      EXHIBIT 21

SUBSIDIARY                                                    YEAR OF FORMATION
----------                                                    -----------------
DSET Acquisition Corp., a Delaware Corporation..............        1999
Konark Inc., a California Corporation.......................        1996
PIC Technologies, Inc., a Delaware Corporation..............        1999
DSET Canada Inc.............................................        2000